Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:	Robert K. Chapman
October 30, 2009		United Bancorp, Inc.
734-214-3801

UNITED BANCORP, INC. ANNOUNCES THIRD QUARTER 2009 RESULTS AND
SETS DATE FOR SHAREHOLDER INFORMATIONAL UPDATE MEETING

TECUMSEH, MI - United Bancorp, Inc. (UBMI) reported a consolidated net loss of $2.89 million, or $.62 per share of common stock, in the third quarter of 2009, bringing its year to date 2009 consolidated net loss to $8.35 million, or $1.78 per share of common stock. The loss in the third quarter of 2009 resulted primarily from a substantial provision to the Company's allowance for loan losses and charges relating to other real estate owned (“ORE”), reflecting the Company's aggressive actions regarding its problem loans. The Company also announced that it will hold an informational update meeting for shareholders in December of 2009.

The economy continues to impact the credit quality of the Company’s loan portfolio, and the result is an increase in its allowance for loan losses and nonperforming loans. At the same time, the Company continues to take steps to mitigate the impact of credit issues through the aggressive management of its loan portfolio along with focus on its profitable business segments and expense control. Robert K. Chapman, President and Chief Executive Officer of the Company, commented, “United has taken a number of steps to strengthen its balance sheet and protect its core earnings, to counteract some of the impact of current credit issues resulting from the ongoing economic downturn and to prepare us for a brighter future.”

He remarked that the Company has significantly increased its liquidity in this period of economic uncertainty. While this increased liquidity has slowed the growth of the Company’s net interest income, the Company expects to maintain increased liquidity until economic conditions improve and more attractive investment opportunities emerge. The Company also continues to grow, with an increase of 11.6% in total assets and 14.1% in total deposits over the past twelve months. CEO Chapman noted that this growth allows United to continue to support the communities it serves.

Chapman indicated, “The Company’s net interest income and noninterest income remain strong, while current economic conditions have resulted in a number of unusual or nonrecurring expense items.” He commented that the largest increases in noninterest expense during the first nine months of 2009 were in four areas. Those areas were the charge for impairment of the Company’s goodwill during the first quarter of 2009, compensation costs of generating income from mortgage loan sales and servicing, increases in FDIC insurance costs, and expenses relating to ORE. At the same time, the Company continued to implement measures to control its other expenses. The Company did not pay merit increases to its staff during the first nine months of 2009, and incentive compensation will not be paid at the anticipated depressed level of earnings. In addition, effective July 1, 2009, the Company discontinued its contributions to its co-workers’ 401(k) plans.

Results of Operations
Total revenues, consisting of net interest income and noninterest income, improved by 6.6% in the third quarter of 2009 and 8.5% year to date compared to the same periods of 2008. Mr. Chapman reported that net interest income for the third quarter maintained a steady growth of 4.3% compared to the same period in 2008. Noninterest income for the most recent quarter improved by 11.3% and by 17.4% year to date compared to the same periods of 2008, with income from loan sales and servicing providing the largest portion of those increases. Noninterest income represented 35.6% of the Company’s total revenues for the first nine months of 2009, up from 32.9% for the same period of 2008.

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The Company’s pre-tax, pre-provision profit was $3.5 million for the third quarter of 2009, down 2.3% compared with the same period in 2008. Year to date pre-tax, pre-provision earnings, excluding the impact of the charge for goodwill impairment, were $10.5 million and 1.60% of average assets.

The Company’s provision for loan losses of $8.2 million for the third quarter of 2009 increased compared with the $5.4 million provision recorded during the second quarter of 2009. Effective for the third quarter of 2009, the Company changed its valuation estimates for all impaired collateral-dependent construction and land development loans, and this resulted in an increase to the Company’s provision for loan losses of $2.7 million in the third quarter of 2009. While either approach is acceptable under generally accepted accounting principles, the current valuation better reflects bank regulatory reporting requirements within the consolidated financial statements of the Company.

Balance Sheet
Consolidated assets of the Company have increased by 11.6% in the past twelve months, reaching $909.8 million at September 30, 2009. The Company has significantly improved its liquidity position as total cash and securities represented 22.4% of total assets at September 30, 2009 compared with 11.3% at September 30, 2008. Total loans were $675.3 million, and total deposits grew to $783.7 million at the end of the most recent quarter. Mr. Chapman commented on the success of the Company’s “Bank Locally” campaign and indicated that total deposits grew $97.1 million in the past twelve months, with $74.1 million of that growth occurring in the first nine months of 2009.

Asset Quality
Mr. Chapman stated that as the southeast Michigan real estate markets and the economy in general experience prolonged contraction, the loan portfolios of the Banks have been affected by loans to a number of residential real estate developers struggling to meet their financial obligations. Real estate construction and development loans have been particularly impacted by declines in housing activity and the resultant impact on real estate values, and have had a disproportionate impact on the credit quality of the Company. He reported that while balances of construction and development loans make up 10.0% of total portfolio loans, they represent 50.0% of the Company’s impaired loans and have been responsible for 71.8% of the year to date charge-offs.

Within the Banks’ loan portfolios, $35.4 million of loans were non-performing loans as of September 30, 2009, compared with $27.5 million as of June 30, 2009 and $16.7 million as of September 30, 2008. Mr. Chapman commented that United continues to be proactive in addressing its credit issues to resolve them in a manner in which management believes to be in the best interests of the Company and its clients. The Company’s allowance for loan losses was 3.85% of its loan balances, resulting in a coverage ratio on its non-performing loans of 73.5% as of September 30, 2009.

Capital Position
In light of the significant challenges that current economic conditions present, United has taken steps intended to protect its capital for the long-term benefit of its shareholders. In January of 2009, United issued and sold $20.6 million in preferred stock to the United States Department of the Treasury under the Capital Purchase Plan. In its ongoing efforts to preserve capital, the Board of Directors of the Company suspended payment of a quarterly dividend on its common shares in the second quarter of 2009. Shareholders’ equity at September 30, 2009 was $82.0 million, for an increase of 12.6% since September 30, 2008. The Company and its subsidiary banks were classified as "well-capitalized" within the meaning of applicable regulatory capital guidelines as of September 30, 2009 and its total risk-based capital ratio was 13.08% at September 30, 2009.

Mr. Chapman concluded that the Company does not anticipate a quick turnaround in the current economic and market conditions that have negatively impacted its earnings. Net interest income continues to exhibit strength, maintaining near-record levels for the third quarter of 2009. While mortgage volumes have been

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particularly strong in the first half of 2009, primarily as a result of refinancing during a period of low rates, the volume of refinancing activity has begun to subside. The Company does not anticipate that credit quality will improve significantly until the economy rebounds. However, the Company’s business includes a diversity of sources of noninterest income and its core earnings have continued to remain healthy to help absorb the higher level of loan losses.

Informational Update Meeting for Shareholders
Chapman announced that in an effort to keep shareholders up to date on United’s progress, the Company will conduct an informational update meeting for shareholders at 3:00 p.m. on December 15, 2009 at the United Bank & Trust Downing Center, 209 E. Russell Road, Tecumseh, MI. He noted that anyone interested in the meeting may access the meeting on a live basis by following call-in instructions to be posted on the Investor Relations page of the Company’s website at www.ubat.com. A recording of the meeting and copies of the presentation materials will be available on the same web page for ten days following the meeting.

About United Bancorp, Inc.
United Bancorp, Inc. is an independent financial holding company that is the parent company for United Bank & Trust and United Bank & Trust – Washtenaw. The subsidiary banks operate sixteen banking offices in Lenawee, Washtenaw and Monroe counties, and United Bank & Trust maintains an active wealth management group that serves the Company’s market area. For more information, visit the company’s website at www.ubat.com.

Forward-Looking Statements
This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and United Bancorp, Inc. Forward-looking statements are identifiable by words or phrases such as "continue", “longer-term”, potential", "take steps", "ongoing", "future", "uncertainty", "expect", "until", "anticipate", "estimate", "intend" and variations of such words and similar expressions. Management's determination of the provision and allowance for loan losses and the appropriate carrying value of its goodwill and other intangible assets involves judgments that are inherently forward-looking. Our ability to successfully implement new programs and initiatives, increase efficiencies, and improve profitability is not entirely within our control and is not assured. The future effect of changes in the real estate, financial and credit markets and the national and regional economy on the banking industry, generally, and United Bancorp, Inc., specifically, are also inherently uncertain. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“risk factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements.

Risk factors include, but are not limited to, the risk factors described in "Item 1A - Risk Factors" of United Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2008; the timing and level of asset growth; changes in banking laws and regulations; changes in property values, asset quality and the financial capability of borrowers; actions of bank regulatory authorities; changes in tax laws; changes in prices, levies and assessments; the impact of technological advances and issues; governmental and regulatory policy changes; the local and global effects of ongoing and future military actions; and current uncertainties and fluctuations in the financial markets and stocks of financial services providers due to concerns about credit availability and concerns about the Michigan economy in particular. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement. United Bancorp, Inc. undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Unaudited Consolidated Financial Statements Follow.

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United Bancorp, Inc. and Subsidiaries
Comparative Consolidated Balance Sheet Data (Unaudited)

Dollars in thousands	Sept. 30,	June 30,	Percent	Dec 31	Percent	Sept. 30,	Percent
Period-end Balance Sheet	2009	2009	Change	2008	Change	2008	Change
Assets
Cash and due from banks	$12,735	$15,263	-16.6%	$18,472	-31.1%	$16,856	-24.4%
Interest bearing bal. with banks	60,872	25,046	143.0%	-	100.0%	-	100.0%
Federal funds sold	27,896	30,362	100.0%	-	0.0%	-	0.0%
Total cash & cash equivalents	101,503	70,671	43.6%	18,472	449.5%	16,856	502.2%

Securities available for sale	102,277	94,475	8.3%	82,101	24.6%	75,021	36.3%
FHLB Stock	2,992	2,992	0.0%	2,992	0.0%	2,992	0.0%
Loans held for sale	7,898	13,800	-42.8%	4,988	58.3%	7,107	11.1%

Portfolio loans
Personal	111,601	110,796	0.7%	112,095	-0.4%	110,136	1.3%
Business	470,239	470,829	-0.1%	482,564	-2.6%	475,648	-1.1%
Residential mortgage	93,466	95,946	-2.6%	102,360	-8.7%	97,280	-3.9%
Total portfolio loans	675,306	677,571	-0.3%	697,019	-3.1%	683,064	-1.1%
Allowance for loan losses	26,003	21,050	23.5%	18,312	42.0%	14,335	81.4%
Net loans	649,303	656,521	-1.1%	678,707	-4.3%	668,729	-2.9%

Premises and equipment, net	12,466	12,649	-1.4%	13,205	-5.6%	12,621	-1.2%
Goodwill	-	-		3,469	-100.0%	3,469	-100.0%
Bank owned life insurance	12,817	12,692	1.0%	12,447	3.0%	12,319	4.0%
Other assets	20,592	19,330	6.5%	16,012	28.6%	16,234	26.8%
Total Assets	$909,848	$883,130	3.0%	$832,393	9.3%	$815,347	11.6%

Liabilities
Deposits
Non-interest bearing	$98,986	$107,613	-8.0%	$89,487	10.6%	$88,212	12.2%
Interest bearing	684,713	643,671	6.4%	620,062	10.4%	598,341	14.4%
Total deposits	783,699	751,284	4.3%	709,549	10.5%	686,553	14.1%
Fed funds borrowed	-	-		-	0.0%	-	-100.0%
FHLB advances outstanding	42,114	44,126	-4.6%	50,036	-15.8%	51,951	-18.9%
Other liabilities	2,070	3,433	-39.7%	3,357	-38.3%	4,077	-49.2%
Total Liabilities	827,883	798,843	3.6%	762,942	8.5%	742,581	11.5%

Shareholders' Equity	81,965	84,287	-2.8%	69,451	18.0%	72,766	12.6%
Total Liabilities and Equity	$909,848	$883,130	3.0%	$832,393	9.3%	$815,347	11.6%

		Third Quarter			Year to Date
Average Balance Data		2009	2008	% Change	2009	2008	% Change
Total loans		$689,959	$673,548	2.4%	$697,776	$664,499	5.0%
Earning assets		866,377	765,119	13.2%	853,198	766,044	11.4%
Total assets		898,426	801,175	12.1%	878,729	798,707	10.0%
Deposits		760,086	668,354	13.7%	745,158	666,411	11.8%
Shareholders' Equity		85,066	72,890	16.7%	85,149	72,948	16.7%

Asset Quality
Net charge offs		$3,247	$1,973	64.6%	$12,779	$1,611	693.2%
Non-accrual loans		30,017	13,986	114.6%
Non-performing loans		35,366	16,717	111.6%
Non-performing assets		38,352	20,270	89.2%
Nonperforming loans/total loans		5.24%	2.45%	114.0%
Allowance for loan loss/total loans		3.85%	2.10%	83.5%
Allowance/nonperforming loans		73.5%	85.8%	-14.3%

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United Bancorp, Inc. and Subsidiaries
Comparative Consolidated Income Statement and Performance Data (Unaudited)

Dollars in thousands except per share data	Three months ended Sept. 30,			Nine months ended Sept. 30,
Consolidated Income Statement	2009	2008	% Change	2009	2008	% Change
Interest Income
Interest and fees on loans	$9,943	$10,747	-7.5%	$30,275	$32,645	-7.3%
Interest on investment securities	791	868	-8.9%	2,444	2,755	-11.3%
Interest on fed funds sold & bank balances	41	3	1266.7%	92	125	-26.4%
Total interest income	10,775	11,618	-7.3%	32,811	35,525	-7.6%

Interest Expense
Interest on deposits	2,475	3,477	-28.8%	8,046	11,367	-29.2%
Interest on federal funds purchased	-	20	-100.0%	-	95	-100.0%
Interest on FHLB advances	440	583	-24.5%	1,430	1,661	-13.9%
Total interest expense	2,915	4,080	-28.6%	9,476	13,123	-27.8%
Net Interest Income	7,860	7,538	4.3%	23,335	22,402	4.2%
Provision for loan losses	8,200	3,300	148.5%	20,470	5,610	264.9%
Net Interest Income After Provision	(340)	4,238	-108.0%	2,865	16,792	-82.9%

Noninterest Income
Service charges on deposit accounts	694	883	-21.4%	2,076	2,600	-20.2%
Trust & Investment fee income	1,045	1,074	-2.7%	2,989	3,387	-11.8%
Gains (losses) on securities transactions	-	2	100.0%	(13)	106	-112.3%
Income from loan sales and servicing	1,405	724	94.1%	5,161	2,140	141.2%
ATM, debit and credit card fee income	601	579	3.8%	1,699	1,699	0.0%
Income from bank-owned life insurance	125	124	0.8%	370	359	3.1%
Other income	211	281	-24.9%	595	681	-12.6%
Total noninterest income	4,081	3,667	11.3%	12,877	10,972	17.4%

Noninterest Expense
Salaries and employee benefits	4,268	3,962	7.7%	13,635	12,432	9.7%
Occupancy and equipment expense	1,323	1,257	5.3%	3,979	3,716	7.1%
External data processing	439	435	0.9%	1,277	1,311	-2.6%
Advertising and marketing expenses	174	282	-38.3%	572	972	-41.2%
Attorney & other professional fees	354	239	48.1%	837	707	18.4%
Director fees	112	107	4.7%	336	322	4.3%
Expenses relating to ORE property	828	468	76.9%	1,496	544	175.0%
FDIC Insurance premiums	332	85	290.6%	1,334	228	485.1%
Goodwill impairment	-	-	0.0%	3,469	-	100.0%
Other expense	613	788	-22.2%	2,228	2,440	-8.7%
Total noninterest expense	8,443	7,623	10.8%	29,163	22,672	28.6%
Income (Loss) Before Federal Income Tax	(4,702)	282	-1767.4%	(13,421)	5,092	-363.6%
Federal income tax	(1,812)	(114)	1489.5%	(5,070)	1,112	-555.9%
Net Income (Loss)	$(2,890)	$396	-829.8%	$(8,351)	$3,980	-309.8%

Performance Ratios
Return on average assets	-1.28%	0.20%	-738.0%	-1.27%	0.66%	-292.5%
Return on average equity	-13.48%	2.14%	-729.7%	-13.11%	7.24%	-281.1%
Pre-tax, pre-provision ROA (1)	1.56%	1.79%	-12.9%	1.60%	1.79%	-10.4%
Net interest margin (FTE)	3.77%	4.16%	-9.4%	3.83%	4.10%	-6.6%
Efficiency ratio	69.3%	66.5%	4.1%	78.9%	66.5%	18.8%

Common Stock Performance
Basic & diluted earnings (loss) per share	$(0.62)	$0.08	-875.0%	$(1.78)	$0.78	-328.2%
Dividends per share	0.00	0.20	-100.0%	0.02	0.60	-96.7%
Dividend payout ratio	0.0%	256.4%	-100.0%	NA	76.9%	NA
Book value per share				$12.22	$14.40	-15.1%
Market value per share (2)				6.00	10.00	-40.0%

(1)	Excludes first quarter 2009 goodwill impairment charge
(2)	Market value per share is based on the last reported transaction on OTCBB before period end.

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United Bancorp, Inc. and Subsidiaries
Trends of Selected Consolidated Financial Data (Unaudited)

Dollars in thousands except per share data	2009	2008
Balance Sheet Data	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Period-end:
Portfolio loans	$675,306	$677,571	$690,355	$697,019	$683,064
Total loans	683,204	691,371	694,048	702,007	690,171
Allowance for loan losses	26,003	21,050	20,698	18,312	14,335
Earning assets	877,241	844,246	839,974	787,100	768,184
Total assets	909,848	883,130	878,338	832,393	815,347
Deposits	783,699	751,284	741,282	709,549	686,553
Shareholders' Equity	81,965	84,287	85,254	69,451	72,766
Average:
Total loans	$689,959	$699,115	$704,412	$697,865	$673,548
Earning assets	866,377	845,415	837,712	793,937	765,119
Total assets	898,426	887,913	866,243	836,741	801,175
Deposits	760,086	746,346	727,715	706,757	668,354
Shareholders' Equity	85,066	85,493	86,081	72,343	72,890

Income Statement Summary
Net interest income	$7,860	$7,913	$7,562	$7,342	$7,538
Provision for loan losses	8,200	5,400	6,870	8,997	3,300
Non-interest income	4,081	4,713	4,083	2,538	3,667
Non-interest expense (1)	8,443	8,699	8,553	7,291	7,623
Federal income tax	(1,812)	(711)	(2,547)	(2,392)	(114)
Net income (loss)	$(2,890)	$(762)	$(4,699)	$(4,016)	$396
Basic & diluted earnings (loss) per common share	$(0.62)	$(0.20)	$(0.96)	$(0.79)	$0.08

Performance Ratios and Liquidity
Return on average assets	-1.28%	-0.34%	-2.20%	-1.91%	0.20%
Return on average common equity	-13.48%	-3.54%	-22.14%	-22.08%	2.14%
Pre-tax, pre-provision ROA (1)	1.56%	1.77%	1.43%	1.24%	1.78%
Net interest margin (FTE)	3.77%	3.88%	3.84%	3.87%	4.16%
Efficiency ratio	69.3%	67.6%	101.1%	72.0%	66.5%
Ratio of loans to deposits	86.2%	90.2%	93.1%	98.2%	99.5%

Asset Quality
Net charge offs	$3,247	$5,048	$4,484	$5,020	$1,973
Non-accrual loans	30,017	23,889	25,962	20,019	13,986
Non-performing loans	35,366	27,547	29,181	21,522	16,717
Non-performing assets	38,352	31,213	32,582	24,981	20,270
Nonperforming loans/total loans	5.24%	4.07%	4.23%	3.09%	2.45%
Allowance for loan loss/total loans	3.85%	3.11%	3.00%	2.63%	2.10%
Allowance/nonperforming loans	73.5%	76.4%	70.9%	85.1%	85.8%

Market Data for Common Stock
Book value per share	$12.22	$12.68	$12.88	$13.75	$14.40
Market value per share (2)
High	6.90	7.00	10.50	12.99	14.98
Low	4.74	5.60	5.50	7.55	9.20
Period-end	6.00	6.10	6.50	7.55	10.00
Period-end shares outstanding	5,059	5,059	5,059	5,053	5,053
Average shares outstanding	5,059	5,059	5,054	5,053	5,053

Capital and Stock Performance
Tier 1 Leverage Ratio	8.9%	9.4%	9.7%	7.9%	8.7%
Total capital to risk-weighted assets	13.1%	13.4%	13.3%	10.7%	11.4%
Dividends per common share	$-	$-	$0.02	$0.10	$0.20
Dividend payout ratio	0.0%	0.0%	NA	NA	256.4%
Price/earnings ratio (TTM)	NA	NA	NA	NA	15.8	x
Period-end common stock market price/book value	49.1%	48.1%	50.5%	54.9%	69.4%

(1)	Excludes first quarter 2009 goodwill impairment charge
(2)	Market value per share is based on the last reported transaction on OTCBB before period end.

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